                                                                    EXHIBIT 10.2


                                 SUPPLY AGREEMENT
                                 ----------------


      THIS AGREEMENT made as of this 18th day of November 1998 ("Effective Date") by and between G.D. SEARLE & CO., a Delaware corporation ("SEARLE"), and WATSON LABORATORIES, INC., a Nevada corporation ("BUYER").

      WHEREAS, BUYER has obtained rights to certain Products (as hereinafter defined) from SEARLE and desires to have the Products supplied by SEARLE;

      NOW, THEREFORE, the parties agree as follows:


ARTICLE 1 -- DEFINITIONS
------------------------

1.1   "Asset Purchase Agreement" means the Asset Purchase Agreement entered into
      --------------------------
      between SEARLE and BUYER dated September 18, 1998.

1.2   "Batch" means one (1) production lot of a Product as listed for each
      -------
      Product on Schedule 1.2.

1.3   "Contract Year" shall mean each consecutive twelve (12) month period
      ---------------
      commencing on_________, 1998 and ending on the first anniversary of such date and each consecutive twelve (12) month period ending on an anniversary of such date during the term hereof.

1.4   "Cost of Manufacture" has the meaning ascribed to such term in Section
      ---------------------
      2.3.

1.5   "Initial Term" has the meaning ascribed to such term in Section 10.1.
      --------------

1.6   "Packaging" means the procedures of filling, inspecting, labeling,
      -----------
      packaging and packing of the Products or any part thereof in accordance with the Specifications. The terms "Package," "Packaged" and "Packaging" in this Agreement shall have the identical meaning.

1.7   "Processing" means the compounding, component preparation, testing, and
      ------------
      other procedures, or any part thereof, involved in manufacturing the Products in accordance with the Specifications. The terms "Process," "Processed" and "Processing" in this Agreement shall have the identical meaning.

1.8   "Product(s)" means the pharmaceutical products listed on Schedule 1.8,
      ------------
      meeting the Specifications. This definition may change subject to the provisions of Section 12.1.

1.9   "Specifications" mean the procedures, requirements, standards and other
      ----------------
      items attached hereto as Schedule 1.9, as amended from time to time in accordance with the provisions hereof.

1.10  "Syntex Facility" shall mean any facility used by Hoffman-LaRoche-Syntex,
      -----------------
      or a successor to the ownership or use of such facility, in the supply of Products to SEARLE or its Affiliates.

1.11  Other Terms.  Other defined terms used herein and not defined above shall
      -----------
      have the respective meanings assigned to such terms in the Asset Purchase Agreement.


ARTICLE 2 -- PROCESSING AND PACKAGING AND PRICE
-----------------------------------------------

2.1   Undertaking.
      ------------

      (a) Subject to the limitations contained herein, SEARLE hereby agrees to Process and Package or to have Processed and Packaged BUYER's orders for the Products in the Territory and BUYER agrees to pay SEARLE for the quantity of Products so Processed and Packaged in accordance with this Agreement; provided, however, SEARLE shall supply Products in
           (i) finished package form during the first two (2) years of the Initial Term, and (ii) in bulk form during the third year of the Initial Term and any extended term. Notwithstanding the foregoing, if at any time during the first two years of the Initial Term, BUYER obtains FDA approval to package any of the Products, BUYER at its option, may commence ordering, subject to Section 3.3, all or any portion of its orders for Products in bulk form, and, subject to the limitations contained herein, SEARLE shall comply with such orders. SEARLE shall not be obligated to Process and Package Products in excess of the capacity limitations described in Sections 3.1 and 3.2.

      (b) For the duration of this Agreement, BUYER hereby grants to SEARLE a royalty-free, non-exclusive license and right in the Territory to use such of the Assets as are necessary or useful to SEARLE in fulfilling its obligations under this Agreement. (For the avoidance of doubt, under the Asset Purchase Agreement, SEARLE retained ownership of the Assets outside of the Territory.)

      (c) The parties acknowledge that any of SEARLE's obligations hereunder may be carried out, at SEARLE's election, by third party manufacturers; provided that SEARLE's use of any third party manufacturer, other than a Syntex Facility manufacturer, shall require BUYER's prior written consent, which consent shall not be unreasonably withheld. The use of any third party manufacturer shall not relieve SEARLE of its obligations under this Agreement.

2.2   Price and Payment.
      ------------------

      (a) During the Initial Term, the prices for Processing and Packaging the Products shall be equal to the Cost of Manufacture plus **. The prices in effect for the remainder of calendar year 1998 are set forth in Schedule 2.2(a). Thereafter, the prices for Products may be increased once in each calendar year by up to an amount equal to the percent increase in the Producer Price Index for the Drugs and Pharmaceutical Sector as reported by the Bureau of Labor Statistics ("PPI") over the prior twelve (12) months; **

      (b) During any extended term following the Initial Term, the prices for Processing and Packaging the Products shall be negotiated in good faith by the parties.

      (c) By October 31st of each calendar year of the term hereof, SEARLE advise BUYER in writing of the prices for the following calendar year.

      (d) The Products will be shipped to a location in the Territory designated by BUYER, FCA (Incoterms 1990) SEARLE's manufacturing plant. Title and risk of loss shall pass to BUYER upon delivery of the Products to the common carrier.

      (e) BUYER will pay in U.S. currency for each shipment of Products within forty-five (45) days after the date the relevant invoice is received by BUYER or the date of shipment, whichever is later.

2.3   Definition of "Cost of Manufacture".  SEARLE's cost of manufacture for the
      ------------------------------------
      Products (the "Cost of Manufacture") (as calculated in accordance with generally accepted accounting principles and consistent with SEARLE's current practices) shall be equal to the sum of:

__________
** Confidential Material Filed Separately with the Commission

      (a) Costs of any third party manufacturers, utilities, materials, indirect materials and supplies used in the Processing and Packaging of Products;

      (b) Wages of those employees directly employed in the Processing and Packaging of the Products (or an appropriate portion of such wages and salaries if such personnel are not employed exclusively in said manufacture);

      (c) Wages of employees directly employed in quality control, materials management or related functions which are applicable to the Processing and Packaging of Products and the salaries of the supervisors of said functions (or an appropriate portion of such wages and salaries if such personnel are not employed exclusively in said manufacture);

      (d) That portion of payroll taxes, benefits, social security payments, vacation and bonus payments and other employee costs allocable to the wages and salaries (except for severance, relocation, transfer or other extraordinary items) included within the provisions of subparagraphs (b) and (c) above; and

      (e) That portion of SEARLE's manufacturing overhead expenses, based on the manufacturing facility operating at full capacity during normal business hours (one 8-hour shift), apportioned, in accordance with generally accepted accounting principles and SEARLE's current practices, to the manufacture of the Products supplied to BUYER.

2.4   Records of SEARLE.  SEARLE shall keep records of its Cost of Manufacture
      ------------------
      in accordance with generally accepted accounting principles in the United States. Such records shall be maintained by SEARLE for a period of two
      (2) years.

2.5   Audit.  Not more frequently than once each year, BUYER at its expense
      ------
      through an independent auditor of its choice to whom SEARLE has no reasonable objection and subject to the provisions of Section 2.7, shall have the right to conduct an examination or audit of said records of SEARLE in order to verify that amounts paid to SEARLE hereunder are correct. SEARLE agrees to cooperate fully with the auditor and to provide all reasonable access to records and employees necessary to promptly complete this audit. To the extent Products are purchased by SEARLE from a third party manufacturer under a "cost" or "cost plus" arrangement and SEARLE has the right to audit such costs, then BUYER, at BUYER's expense and reimbursement of any costs to SEARLE, may elect to have SEARLE conduct an audit of such costs pursuant to such rights and conditions as SEARLE may have with respect to audits of such third party manufacturer. Subject to such rights and conditions, SEARLE shall promptly disclose the results of such audit to BUYER.

2.6   Adjustments.  In the event any examination or audit of the records of
      ------------
      SEARLE discloses an under- or overpayment hereunder, written notice of such fact, specifying the amount and basis of the under- or overpayment shall promptly be furnished to both parties by the person(s) performing the examination or audit. In the event of an overpayment the amount thereof shall be credited against future amounts owed to SEARLE hereunder, or if there will be no such future amounts, SEARLE shall refund the overpayment to BUYER within thirty (30) days of such notice. In the event of an underpayment, BUYER shall pay the amount thereof to SEARLE within thirty (30) days after such disclosure.

2.7   Scope of Examination and Audit.  The examination and audit provided for in
      -------------------------------
      Section 2.5 shall be restricted to those records of SEARLE which relate to the services provided hereunder and costs and expenses incurred hereunder, and shall be undertaken for the sole purpose of verifying information provided by SEARLE and payments made to SEARLE hereunder. The independent auditor shall not disclose to BUYER any information obtained in the course of its audit other than information relating solely to the accuracy of the statements provided by SEARLE and payments to be made to SEARLE pursuant to this Agreement. BUYER, its representatives and any independent auditor appointed by it shall keep all information obtained in the course of any examination or audit confidential, except to the extent disclosure of under- or overpayment is contemplated herein. If the auditor determines that SEARLE has overcharged the BUYER by five per cent (5%) or more for the Products purchased by the BUYER for the period audited, SEARLE agrees to promptly reimburse the BUYER for all costs and expenses incurred by BUYER in having said audit conducted.


ARTICLE 3 -- FORECASTS AND ORDERS
---------------------------------

3.1   Forecasts.
      ----------

      (a) At least thirty (30) days prior to each calendar quarter, BUYER will provide SEARLE with a written twelve (12) month rolling forecast of the quantities of each Product that BUYER expects to purchase during each of the next twelve (12) months (the Twelve Month Forecast"); provided, however, the first Twelve Month Forecast shall be attached hereto as Schedule 3.1(a)-I. Except as may be provided otherwise in this Section 3, the forecast for each Contract Year will be limited to an amount not greater than one-hundred thirty percent (130%) of the forecast for the prior Contract Year. For purposes of bench-marking the current forecast for the prior Contract Year to which BUYER will be limited under this Section 3.1(a), attached as Schedule 3.1(a)-II is the most recent Contract Year forecast.

      (b) The first three (3) months of each Twelve Month Forecast (the "Three Month Forecast") shall be firm and shall not have been changed from the forecasted amounts for the same calendar months contained in the prior Twelve Month Forecast.

3.2   Permitted Amount To be Ordered.  BUYER shall submit a purchase order to
      -------------------------------
      SEARLE referencing this Agreement each month as required, with a delivery date of not less than ninety (90) days after the date thereof. The quantities ordered will be no less than eighty percent (80%) of the Three Month Forecast for such month and no more than the greater of one hundred twenty percent (120%) of the Three Month Forecast for such month or an additional Batch, provided raw materials are available for the amounts over one hundred percent (100%) of the Three Month Forecast. SEARLE will use its reasonable efforts, but will be under no obligation, to supply Product in excess of one hundred twenty percent (120%) of the Three Month Forecast. Products, when delivered to the common carrier under subsection 2.2(d), shall not have an expiration date of less than twenty-four (24) months(for both finished and bulk Products) from the date of such delivery, except (a) for the bridging inventory described under Section
                ------
      3.4, and/or (b) as the parties may agree otherwise in writing on a case by case basis. With respect to subsection (b), SEARLE shall notify BUYER in writing when and if it has Products which have an expiration date of less than twenty-four (24) months (but in no event less than eighteen (18) months) and BUYER shall notify SEARLE within three (3) days of receipt of such notice whether it wishes to accept such Products. In the event BUYER accepts such short-dated Products and BUYER's customer(s) later return such Products solely as a result of their being short-dated, then SEARLE shall reimburse BUYER for the actual amount refunded or credited to BUYER's customer(s) for such returned Products and the reasonable expenses related to processing such returned Products. The record-keeping and audit provisions of Sections 2.4, 2.5, 2.6 and 2.7 shall apply mutatis mutandis to SEARLE's right to audit BUYER's Product returns records pursuant to Section 2.2.

3.3   Minimum Order Size.  The minimum size of any order for any Product shall
      -------------------
      be one Batch of such Product with larger orders being in whole number multiples of a Batch. Subject to Section 3.2, there is no minimum order size for any Product in finished package form. To the extent BUYER's orders for the Product Norinyl 1/50 are less than the Batch lot size for such Product stated on Schedule 1.2, BUYER shall purchase at Searle's Cost of Manufacture any bulk tablets that SEARLE was required to manufacture or purchase in order to meet BUYER's orders for the Product Norinyl 1/50 to the extent such bulk tablets may not be processed into finished goods with acceptable dating hereunder; provided, however, that BUYER shall purchase all such bulk tablets (regardless of expiration dating) upon the commencement of the third year of the Initial Term or, if earlier, at such time as BUYER commences ordering Products in bulk form.

3.4   Bridge Inventory.  Prior to the expiration of the Initial Term or extended
      ----------------
      term, as the case may be, if so requested by BUYER, SEARLE shall use reasonable efforts to assist BUYER in obtaining a stock pile of inventory of the applicable Products to the extent such stock pile is necessary in order to bridge the period beginning with such expiration and the commencement of BUYER's manufacture thereof. BUYER shall be responsible for providing sufficient notice to SEARLE of the amount of inventory so required by BUYER within the usual capacity limitations of SEARLE's facility and/or a Syntex Facility.

3.5   Allocation of Product.  In the event SEARLE is unable to meet both BUYER's
      ---------------------
      orders for Products hereunder and SEARLE's or its Affiliates' requirements of oral contraceptive products (containing Active Ingredients) outside of the Territory due to a shortage of Active Ingredients, then SEARLE shall allocate Active Ingredients available to it to the Processing of Products hereunder in an amount equal to the percent which BUYER's purchases of Products in the preceding six (6) months bears to the total amount of (a) Products purchased by BUYER, and (b) oral contraceptive products (containing Active Ingredients) supplied to SEARLE or its Affiliates in the preceding six (6) months.

3.6   Safety Stock.  During the term of this Agreement SEARLE shall maintain, at
      ------------
      its expense and at a location mutually agreed by the parties, a safety supply of inventory of each Product in bulk form (the "Safety Stock"). As soon as reasonably practicable after the execution of this Agreement, SEARLE shall commence building the Safety Stock. The size of the Safety Stock shall be an amount equal to three (3) months inventory of each Product based on BUYER's most recent Twelve Month Forecast (for Products other than any Bridge Stock).

3.7   Failure to Supply.
      ------------------

      (a) In the event SEARLE fails or is unable to supply the quantities of the Products ordered by BUYER to meet BUYER's requirements (within the limits described in Section 2.1 above), BUYER may (i) purchase or obtain so much as to meet its requirements or any portion thereof from any other source or (ii) to the extent permitted by law manufacture the same under the applicable Specifications and quality control procedures. In such event, SEARLE shall provide BUYER or BUYER's contract manufacturer with all documents, data and other information necessary or useful for Processing and Packaging the Products at no cost for so long as SEARLE is unable to supply sufficient quantities of the Products to meet BUYER's requirements.

      **


ARTICLE 4 -- SPECIFICATIONS
---------------------------

4.1   Specifications.  The Products shall be Processed, Packaged, stored and
      --------------
      shipped in accordance with the Specifications.

4.2   BUYER'S Changes.  The Specifications may be changed by BUYER, provided the
      ---------------
      Specifications at all times shall be in compliance with the Product Registration, from time to time with SEARLE's consent which shall not be unreasonably withheld, but not more often than twice per year unless required by the FDA or other U.S. government agency. All such changes shall be communicated to SEARLE in writing, after which the parties shall agree on the date of implementation of such changes as soon as reasonably

__________
** Confidential Material Filed Seperately with the Commission practicable. If any such change results in obsolescence of any materials specifically purchased by SEARLE for Processing and Packaging of the Products under this Agreement prior to being notified in writing by BUYER of the change in the Specifications, BUYER shall reimburse SEARLE for the actual out-of-pocket cost of all such materials except to the extent the quantity of such materials exceeds requirements therefor pursuant to BUYER's forecasts. Upon being reimbursed and at BUYER's request, SEARLE shall promptly ship any such materials to a location designated by BUYER at BUYER's expense. If any such change or proposed change to the Specifications results in costs and expenses to SEARLE, BUYER shall promptly reimburse all such reasonable costs and expenses to the extent that such costs and expenses are not included in SEARLE's revised Cost of Manufacture and recovered within twelve (12) months of implementation of the change.

4.3  SEARLE Changes.  SEARLE may change the Specifications at any time upon
     --------------
     sixty (60) days prior written notice to BUYER, provided the Specifications at all times shall be in compliance with the Product Registrations. Any changes to Specifications under this Section 4.3 shall be subject to BUYER's reasonable objections thereto, provided that any objections to such changes shall be delivered in writing to SEARLE within fifteen (15) days of BUYER's receipt of notice of such changes.


ARTICLE 5 -- RAW MATERIALS AND PACKAGING MATERIALS
--------------------------------------------------

5.1  Supply.  SEARLE will supply all materials required for Processing and
     ------
     Packaging.

5.2  Title and Risk of Loss.  Title and risk of loss to all materials provided
     -----------------------
     by SEARLE shall pass to BUYER upon delivery of the finished Products incorporating such materials to the common carrier at SEARLE's manufacturing plant. SEARLE shall store and maintain all raw and packaging materials in accordance with the Specifications and in compliance with all applicable laws and regulations.


ARTICLE 6 -- QUALITY CONTROL; ADVERSE EXPERIENCES AND RECALLS
-------------------------------------------------------------

6.1  Testing.  SEARLE shall perform quality control tests and assays on raw
     --------
     materials and the finished Products in accordance with the Specifications and GMPs (as defined in Section 7.1(a)). Results of such tests and assays as well as specific batch samples of Products manufactured under this Agreement following the date hereof will be submitted to

     BUYER for the first Batch of each Product during any Contract Year and each fifth (5th) Batch in such Contract Year thereafter. In the event of any such request, BUYER will review the data and samples submitted by SEARLE promptly and will advise SEARLE of its acceptance or rejection of each lot or batch of the Products not later than thirty (30) days after the date on which results of the tests and assays and samples are received.

6.2  Samples.  SEARLE shall retain for at least one (1) year after the
     --------
     expiration date of the applicable lot or batch of Products a file sample properly stored from each lot or batch of Products Processed or Packaged, including market packages, sufficient to perform each quality control test specified in the Specifications at least two (2) times.

6.3  Adverse Drug Experiences and Quality Complaints.  SEARLE shall be
     ------------------------------------------------
     responsible for handling all Product complaints (including product quality complaints and adverse drug experience reports) during the first six (6) months following the date hereunder. To the extent requested by BUYER, SEARLE will provide reasonable assistance in providing data available to SEARLE relating to the Products for BUYER's regulatory annual reports required with respect to such six months period. Thereafter, BUYER shall be responsible for handling all such Product complaints related to all Products. SEARLE and BUYER shall promptly forward any Product complaints received by either of them to the other no later than three (3) days following receipt and shall provide assistance in investigating such complaints as may be reasonably requested. Each party shall designate a representative who will handle Product complaints activities for such party and coordinate such activities with the other party. However, BUYER's handling of complaints shall in no way waive, modify or diminish any of SEARLE's obligations under this Agreement except as otherwise provided in
     Article 8 hereof.

6.4  Recalls.  Recalls of the Products from the market shall be the
     --------
     responsibility of BUYER and may only be initiated by BUYER. BUYER may initiate a recall by notifying SEARLE and, immediately thereafter, both parties shall discuss appropriate alternatives, including whether a recall is required and the method of implementing a recall. SEARLE shall cooperate with BUYER in the event of any recall, field alert or similar event and provide such assistance in connection therewith as BUYER may reasonably request. The costs of any such recall shall be borne (a) by the party whose negligence, breach of this Agreement or other conduct resulted in such recall, or (b) equally by the parties if neither party's negligence, breach of this Agreement or other conduct resulted in such recall.


ARTICLE 7 -- WARRANTIES
-----------------------

7.1  SEARLE Warranties.  SEARLE warrants that:
     ------------------

     (a) the Processing and Packaging and all materials furnished by SEARLE or any third party manufacturer pursuant to subsection 2.1(c) will comply with the Specifications and with all applicable laws, rules, orders and regulations, including all current Good Manufacturing Practices ("GMPs") and will not infringe any currently existing United States patents held by any person or entity;

     (b) the Products, when delivered to the common carrier under subsection 2.2(d), shall neither be adulterated nor misbranded within the meaning of the United States Food, Drug and Cosmetic Act, 21 U.S.C. (S)(S)301c et. seq.; and

     (c) EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, SEARLE MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.2  BUYER Warranties.  BUYER warrants that:
     -----------------

     (a) to the extent that it provides any materials or engages in Processing or Packaging with respect to the Products, all such materials, Processing and Packaging will comply with the Specifications and with all applicable laws, rules, orders and regulations, including GMPs; and

     (b)  subject to SEARLE's compliance with the warranties stated in Section
          7.1 above, the Products which BUYER distributes and sells will not be adulterated or misbranded within the meaning of the United States Food, Drug and Cosmetic Act, 21 U.S.C. (S)(S)301c et. seq.

7.3  Inspection.
     -----------

     (a) SEARLE agrees to permit BUYER's designated representatives to whom SEARLE has no reasonable objection to inspect SEARLE facilities at which the Products are Processed, Packaged, stored or tested for the purpose of determining compliance with applicable regulations and the Specifications at reasonable times after reasonable notice during regular business hours.

     (b) SEARLE will conduct routine quality assurance audits of its third party manufacturer's facility at which Products are Processed, Packaged, Stored or tested at least once in each calendar year. Subject to the terms of SEARLE's supply contract with such third party manufacturer, BUYER shall have the right to (i) accompany SEARLE on its inspections of such third parties' facilities at which the Products are Processed, Packaged, Stored or tested, and (ii) receive copies of information obtained by SEARLE from such third party relating to the quality, safety and regulatory status of the Products. SEARLE shall make commercially reasonable efforts to obtain the consent of such manufacturer to the activities contained in items (i) and (ii).

     (c) BUYER's exercise of these rights shall in no way waive, modify or diminish SEARLE's obligations under this Agreement.

7.4  Quality Control Evaluation.  Within thirty (30) days after receipt of each
     ---------------------------
     shipment, BUYER will inspect and make a quality control evaluation of such shipment (which shall include a certificate of analysis). In the event any shipment or part thereof fails, or there is manifest cause for BUYER to reasonably believe that any shipment or part thereof fails, to conform to the Specifications or shall have been Processed, Packaged or shipped under conditions which do not comply with the FDA requirements or the provisions of this Agreement, BUYER may reject the same by giving prompt written notice to SEARLE specifying the manner in which it fails to meet the requirements hereof. SEARLE shall have thirty (30) days within which to accept or reject BUYER's claims. BUYER may withhold payment for any shipment of Products that fails to meet the requirements hereof.

7.5  Disputes.  In the event of any dispute as to whether any shipment of
     ---------
     Products fails in whole or part to meet the Specifications, such dispute shall be promptly resolved by an independent testing organization of recognized repute within the U.S. pharmaceutical industry mutually agreed upon by the parties, the appointment of which shall not be unreasonably withheld by either party. Until any dispute is resolved, BUYER will not dispose of any nonconforming shipment without prior written authorization from and agreement with SEARLE. The fees and costs of such testing organization shall be borne by the party whose position is not sustained by the testing organization.

7.6   Replacement Products.  If any Products shipped hereunder are properly
      ---------------------
      rejected by BUYER, SEARLE agrees to ship as soon as reasonably possible after notice of such rejection (or if there is a dispute with regard to the rejection, after notice of the determination of the independent testing organization) replacement Products either newly manufactured or, with the consent of BUYER, reworked from the rejected shipment using an FDA approved procedure with respect thereto. BUYER's exclusive remedy for SEARLE's breach of Section 7.1, shall be to receive replacement or reworked Product as provided herein.

7.7   Government Inspections/Communications.  Each party shall promptly notify
      --------------------------------------
      the other party of any government inspections or communications to or from any governmental agency (including the reporting of adverse drug experiences or field alerts) which might (i) adversely affect SEARLE's ability to perform its obligations under this Agreement or (ii) result in an inspection of the facilities at which SEARLE, or its third party manufacturer (upon receipt of notice thereof by SEARLE from such third party manufacturer), manufactures the Products. Communications or inspectional findings resulting from such government inspections or communications relating to Product Registrations received by either party will be communicated to the other party and, if practicable, such party shall provide the other party with a reasonable opportunity to provide input in any response, investigation, or inspection.


ARTICLE 8 -- INDEMNIFICATION
----------------------------

8.1   In Favor of SEARLE.  BUYER shall defend, indemnify and hold SEARLE, its
      -------------------
      Affiliates and the officers, directors and employees of each harmless from and against any and all claims, demands, losses, damages, liabilities, settlement amounts, costs or expenses whatsoever (including reasonable attorneys' fees) arising from or related to any claim, action or proceeding made or brought against such party by a third party (i) as a result of BUYER's use, promotion, sale and/or distribution of the Products unless such liability arises from SEARLE's breach of any warranty or representation herein, SEARLE's failure to perform any covenant herein, or the negligent act or omission of SEARLE in performing its obligations under this Agreement or (ii) arising from the failure of BUYER to conduct a recall of any of the Products requested by SEARLE.

8.2   In Favor of BUYER.  SEARLE shall defend, indemnify and hold BUYER and its
      ------------------
      officers, directors and employees harmless from and against any and all claims, demands, losses, damages, liabilities, settlement amounts, costs or expenses whatsoever (including reasonable attorneys' fees) arising from or related to any claim, action or proceeding made or brought against such party by a third party as a result of (i) SEARLE's breach of any warranty or representation herein, SEARLE's failure to perform any covenant herein, or the negligent act or omission of SEARLE in performing its obligations under this Agreement or (ii) any claims of patent infringement arising out of BUYER's sale of Products supplied hereunder which bear the message referred to in Schedule 14.9 of the Asset Purchase Agreement.

8.3   Notice; Defense.  In the event of any claim, action or proceeding for
      ----------------
      which a party is entitled to indemnity hereunder, the party seeking indemnity ("Claimant") shall promptly notify the other party ("Indemnitor") of such matter in writing. Indemnitor shall promptly but in no event later than thirty (30) days from date of notice assume responsibility for and shall have full control of the defense of such matter and Claimant shall fully cooperate in Indemnitor's handling and defense thereof. Failure to assume the defense within the aforementioned time period, shall constitute a waiver of the Indemnitor's rights to assume the defense and the Claimant shall have the full right to conduct the defense, settle or otherwise dispose of the claim at the Indemnitor's expense. The Indemnitor shall have the right to settle or compromise claims against the Claimant involving the payment of money only in exchange for an unconditional release of Claimant. All other dispositions of claims must be approved by Claimant.

8.4   Limitation.  Notwithstanding any provision of this Agreement (except for
      -----------
      Sections 3.6(b) and (c))which might otherwise be to the contrary neither party shall be liable to the other for lost profits or other consequential damages of any kind.


ARTICLE 9 -- CONFIDENTIALITY
----------------------------

During the term of this Agreement and for a period of three (3) years thereafter except as otherwise provided in the Asset Purchase Agreement, no party shall, without the specific written consent of the other party, disclose to any third party (except to governmental health or regulatory authorities to obtain and maintain the registration of the Products or other disclosures required by law) or use for its own purposes any confidential information which is received from the other party or its agent(s) pursuant to this Agreement concerning the Products or the other party's business unless such information:

      (a)  was or becomes public through no fault of the receiving party, or

      (b) was obtained from a third party legally entitled to use and disclose the same, or

      (c)  was known to the party prior to entering into this Agreement.

For this purpose, Assets shall be deemed BUYER'S property in the Territory and not subject to any obligation of confidentiality by BUYER with respect to the Territory.


ARTICLE 10 -- TERM AND TERMINATION
----------------------------------

10.1  Term.  The term of this Agreement shall be, unless terminated earlier as
      -----
      provided herein, for a period of three (3) years commencing on the Effective Date (the "Initial Term"). This Agreement may be extended upon the mutual agreement of the parties. BUYER shall notify SEARLE in writing of its desire to extend the term of this Agreement at least nine (9) months prior to the expiration of the Initial Term.

10.2  Termination.  Either party shall have the right to terminate this
      ------------
      Agreement, immediately upon written notice to the other, during the Initial Term and any extension thereof:

      (a) if the other party is dissolved or liquidated, files or has filed against it a petition under any bankruptcy or insolvency law, makes an assignment for the benefit of its creditors or has a receiver appointed for all or substantially all of its property and is not withdrawn within thirty (30) days of appointment;

      (b) if the other party shall commit any material breach (whether remediable or not) of its obligations under this Agreement and, if remediable, shall fail to remedy the breach within (90) days after receipt of written notice from the non-breaching party describing such breach;

      (c) as to any Product, upon BUYER's or its third party manufacturer's manufacture of readily saleable quantities of such Product under BUYER's ANDAs or BUYER's receipt of FDA approval to manufacture any Product at a BUYER designated facility; provided, however, unless otherwise agreed by the parties in writing, SEARLE shall fill, and BUYER shall purchase, the quantities of Products contained in any firm purchase orders outstanding as of the date of such notice of termination.

10.3  Without Prejudice.  Termination of this Agreement, due to the fault of
      ------------------
      either party, shall be without prejudice to any other rights or remedies then or thereafter available to either party under this Agreement or otherwise.

10.4  Products and Materials.  Promptly after expiration or termination, SEARLE
      -----------------------
      will complete work on all in-process Products. BUYER will pay SEARLE the price determined pursuant to Section 2.2 for Products Processed or Packaged by SEARLE. However, in no event shall the quantity of Products to be purchased by BUYER under this provision exceed BUYER's purchases for the preceding six (6) month period.


ARTICLE 11 -- GOVERNING LAW
---------------------------

This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Illinois of the United States of America, regardless of the choice of law principles of Illinois or any other jurisdiction.


ARTICLE 12 -- MISCELLANEOUS
---------------------------

12.1  Changes to Products Definition.
      -------------------------------

      (a) BUYER shall have the right from time to time, and upon written notice to SEARLE, to revise Schedule 1.8 by removing pharmaceutical products listed thereon.

      (b) In connection with the Technology Transfer activities described in the Asset Purchase Agreement, SEARLE shall provide to BUYER reasonable assistance to locate a supplier of raw materials for the manufacture of the Products, such assistance is intended to take the form of activities such as identifying potential suppliers and facilitating introductions with such suppliers. Nothing contained in this subsection (c) shall be construed as imposing on SEARLE any obligation to obtain or secure a supplier on behalf of BUYER.

12.2  Costs.  Each party shall bear its own costs and expenses incurred in
      ------
      negotiating this Agreement.

12.3  Notices. Any notice required or permitted to be given hereunder shall be
      -------
      deemed sufficient if sent by facsimile letter or overnight courier, or delivered by hand to Seller or Buyer at the respective addresses and facsimile numbers set forth below or at such other address and facsimile number as either party hereto may designate. If sent by facsimile letter, notice shall be deemed given when the transmission is completed if the sender has a confirmed transmission report. If a confirmed transmission report does not exist, then the notice will be deemed given when the notice is actually received by the person to whom it is sent. If delivered by overnight courier, notice shall be deemed given when it has been signed for. If delivered by hand, notice shall be deemed given when received.


      if to Seller, to:

           G.D. Searle & Co.
           5200 Old Orchard Road
           Skokie, Illinois 60077 USA
           Attention:  Richard Beaver
                       Director, US Materials Management
                       Fax number: (847) 581-4038

      with a copy to:  Assistant General Counsel, Commercial
                       Fax number:  (847) 581-4045


      if to Buyer, to:

           Watson Laboratories, Inc.
           P.O. Box 1900
           311 Bonnie Circle
           Corona, California 91718-1900
           Attention:  Dr. Allen Chao
           Fax number:  (909) 270-1429

      with a copy to:  Legal Department
                       Fax Number: (909) 279-8094



      No notice by telecopy shall be valid unless confirmed by registered, airmail letter dispatched within twenty-four hours after dispatch of the telecopy. Notices shall be deemed to be served as of the earlier of (i) receipt or (ii) twenty-four hours (in the case of a telecopy) after dispatch. Any party may, from time to time, notify the other of a substitute address or telecopy number for notices in the manner set forth herein.

12.4  Survival.  The provisions of Articles 8, 9 and 11 and Sections 2.2(e),
      --------
      2.4, 2.5, 2.6, 10.3
      and 12.4 shall survive the expiration or other termination of this Agreement.

12.5  Entire Agreement.  This Agreement, together with any Schedules hereto and
      ----------------
      the Asset Purchase Agreement, constitutes the entire agreement between the parties concerning the subject matter hereof; it may not be modified or amended except in writing signed by all parties. All agreements or arrangements (if any) among the parties executed prior to the date hereof (except for the Asset Purchase Agreement), whether written or oral, relating to the subject matter hereof are hereby canceled and superseded.

12.6  Headings.  Headings are inserted for convenience and shall not by
      --------
      themselves determine the interpretation of this Agreement.

12.7  Counterparts.  This Agreement may be executed in counterparts, each of
      ------------
      which shall be deemed an original, but together constituting one agreement.

12.8  Assignment.  Except as otherwise provided in this Section, neither party
      ----------
      may assign or delegate any right or obligation hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, and any attempted assignment or delegation in violation hereof shall be void. BUYER and SEARLE may each assign all of its rights and obligations hereunder to an Affiliate on notice to and without the necessity of securing the other party's consent, subject to and for so long as such assignee remains an Affiliate of the assignor. In addition, SEARLE may assign all of its rights and obligations hereunder to a purchaser or successor of all or substantially all of the assets or business of SEARLE.

12.9  Waiver of Default.  No waiver of any default hereunder by any party or any
      -----------------
      failure to enforce any rights hereunder shall be deemed to constitute a waiver of any subsequent default with respect to the same or any other provision hereof. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the party granting the waiver.

12.10 Not for Benefit of Creditors.  The provisions of this Agreement are
      ----------------------------
      intended only for the regulation of relations between the parties. Except as expressly provided in Article 8 (and then subject to the limitations stated in such Article), this Agreement is not intended for the benefit of any person, firm or entity not a party hereto and no rights are granted to such third parties hereunder.

12.11 Force Majeure.  If any party is prevented from performing any obligation
      -------------
      hereunder by reason of fire, explosion, strike, labor dispute, casualty, accident, lack or failure of transportation facilities, flood, war, civil commotion, acts of God, any law, order or decree of any government or subdivision thereof or any other cause beyond the reasonable control of such party, then such party shall be excused from performance hereunder to the extent and for the duration of such prevention, provided it first notifies the other party in writing of such prevention. The foregoing shall not apply to any prevention due to any governmental regulatory action resulting directly from the fault of SEARLE or a third party manufacturer designated by SEARLE under Section 2.1(c).

12.12 Publicity.  Neither SEARLE nor BUYER, nor any Affiliate thereof, will
      ---------
      issue or cause publication of any press release or other announcement or public communication with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed.


      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


WATSON LABORATORIES, INC.                G.D. SEARLE & CO.


BY  /s/ ROBERT FUNSTEN                   BY  /s/ KEVIN K. MC CULLOCH
  -------------------------------          -------------------------------

Title   Secretary                        Title  Authorized Representative
     ----------------------------             ----------------------------